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                                                                 EXHIBIT NO. 3.7

                          CERTIFICATE OF INCORPORATION
                                       OF
                        YELLOW TECHNOLOGY SERVICES, INC.

     FIRST: The name of the corporation is Yellow Technology Services, Inc.

     SECOND: The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the registered agent of the corporation at such address is the Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is ten thousand (10,000) shares of common stock, having a par value of one dollar ($1.00) per share.

     FIFTH: The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws.

     SEVENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     NINTH: The incorporator is William F. Martin, Jr., whose mailing address is P.O. Box 7563, Overland Park, Kansas 66207.

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this 7th day of May, 1992.


                                             /s/ WILLIAM F. MARTIN, JR.
                                             -----------------------------------
                                             William F. Martin, Jr.

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                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

     Yellow Technology Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Yellow Technology Services, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows: "The name of the corporation is Yellow Services, Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Yellow Technology Services, Inc., has caused this certificate to be signed by William F. Martin, Jr., an Authorized Officer, this 4th day of April, 1997.

                                             BY: /s/ WILLIAM F. MARTIN, JR.
                                                 -------------------------------
                                             TITLE OF OFFICER: Secretary

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                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

     Yellow Services, Inc. a corporation organized in the existing under by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors, a resolution was duly approved setting forth a proposed amendment of the certificate of incorporation of said Corporation and declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation in consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the certificate of incorporation of this Corporation be amended by changing the article thereof numbered "FIRST" so that, as amended said article shall be and read as follows:

          "The name of the Corporation is Yellow Technologies, Inc."

     SECOND: That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholder of said Corporation was duly called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Corporation has caused a certificate to be signed by William F. Martin, Jr. Secretary, the 31st of January, 2000:


By: /s/ WILLIAM F. MARTIN, JR.
    -----------------------------------
    Authorized Officer

Printed Name: William F. Martin, Jr.
Title: Secretary

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                            YELLOW TECHNOLOGIES, INC.

YELLOW TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     The present registered agent of the corporation is THE PRENTICE-HALL CORPORATION SYSTEM, INC. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of YELLOW TECHNOLOGIES, INC. adopted the following resolution on the 23rd day of February, 2001.

     Resolved, that the registered office of YELLOW TECHNOLOGIES, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, YELLOW TECHNOLOGIES, INC. has caused this statement to be signed by William F. Martin, Jr., its Senior Vice President, this 13th day of March, 2001.


                                            /s/ WILLIAM F. MARTIN, JR.
                                   ---------------------------------------------
                                   William F. Martin, Jr., Senior Vice President